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                                                                                   Exhibit 12
                                                                                   Page 1 of 2



                                           RATIO OF EARNINGS TO FIXED CHARGES BASED
                                             ON INCOME FROM CONTINUING OPERATIONS


                                                            Year Ended December 31
($ in millions)                              1993       1992       1991       1990       1989
Excluding interest on deposits
Fixed charges:
Interest expense                           $  266     $  263     $  425      $ 803     $  790
One-third of all rents                          7          7         13         14         14
     Total fixed charges                   $  273     $  270     $  438      $ 817     $  804


Earnings:
Income (loss) from continuing
  operations before tax                    $  240     $  242     $  (56)     $  94     $  296
Total fixed charges                           273        270        438        817        804
     Earnings, as defined                  $  513     $  512     $  382      $ 911     $1,100


Ratio of earnings to total fixed
  charges                                    1.88x      1.90x      0.87x      1.12x      1.37x


Including interest on deposits
Fixed charges:
Interest expense                           $  657     $  812     $1,352     $2,136     $2,295
One-third of all rents                          7          7         13         14         14
     Total fixed charges                   $  664     $  819     $1,365     $2,150     $2,309


Earnings:
Income (loss) from continuing
  operations before tax                    $  240     $  242     $  (56)    $   94     $  296
Total fixed charges                           664        819      1,365      2,150      2,309
     Earnings, as defined                  $  904     $1,061     $1,309     $2,244     $2,605

Ratio of earnings to total fixed
  charges                                    1.36x      1.30x      0.96x      1.04x      1.13x
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
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                                                                                   Exhibit 12
                                                                                   Page 2 of 2



                                          RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                                           AND PREFERRED STOCK DIVIDEND REQUIREMENTS
                                          BASED ON INCOME FROM CONTINUING OPERATIONS


                                                            Year Ended December 31
($ in millions)                              1993       1992       1991       1990       1989
Excluding interest on deposits
Fixed charges:
Interest expense                           $  266     $  263     $  425     $  803     $  790
One-third of all rents                          7          7         13         14         14
     Total fixed charges                      273        270        438        817        804
     Preferred stock dividend
       requirements*                           34         34         37         37         36
     Combined fixed charges and
       preferred stock dividends           $  307     $  304     $  475     $  854     $  840


Earnings:
Income (loss) from continuing
  operations before tax                    $  240     $  242     $  (56)    $   94     $  296
Combined fixed charges and preferred
  stock dividends                             307        304        475        854        840
     Earnings, as defined                  $  547     $  546     $  419     $  948     $1,136


Ratio of earnings to combined fixed
  charges and preferred stock dividends      1.78x      1.80x      0.88x      1.11x      1.35x


Including interest on deposits
Fixed charges:
Interest expense                           $  657     $  812     $1,352     $2,136     $2,295
One-third of all rents                          7          7         13         14         14
     Total fixed charges                      664        819      1,365      2,150      2,309
     Preferred stock dividend
       requirements*                           34         34         37         37         36
     Combined fixed charges and
       preferred stock dividends           $  698     $  853     $1,402     $2,187     $2,345


Earnings:
Income (loss) from continuing
  operations before tax                    $  240     $  242     $  (56)    $   94     $  296
Combined fixed charges and preferred
  stock dividends                             698        853      1,402      2,187      2,345
     Earnings, as defined                  $  938     $1,095     $1,346     $2,281     $2,641


Ratio of earnings to combined fixed
  charges and preferred stock dividends      1.34x      1.28x      0.96x      1.04x      1.13x

*Excludes dividends for junior perpetual convertible preference stock.
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